Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports First Quarter 2020 Financial Results

Reports April Rent Collection of 94% and Provides Update on COVID-19 Impact

Announces $0.07 Net Income per Share and $0.26 per share of Normalized FFO for the First Quarter of 2020

First Quarter and Recent Highlights:

•	Reported first quarter 2020 total revenue of $107.4 million, an increase of 2% over the prior year period.

•	Generated first quarter net income per share and OP unit of $0.07 on a fully diluted basis, compared to net income per share and OP unit of $0.06 on a fully diluted basis in the same period last year.

•	Generated first quarter normalized funds from operations (Normalized FFO) of $0.26 per share and OP unit on a fully diluted basis, compared $0.25 for the same period last year.

•	Reported first quarter net income of $15.0 million, an increase of 30% compared to the prior year period.

•	First quarter MOB Same-Store Cash Net Operating Income (Cash NOI) growth was 1.6% year-over-year.

•	Declared a quarterly dividend of $0.23 per share and OP unit for the first quarter 2020, paid April 16, 2020.

•	Sold 12,352,700 common shares pursuant to the ATM program at a weighted average price of $19.57, resulting in total proceeds of approximately $239.3 million.

•	Collected 94% of April rent as of April 30, 2020.

Milwaukee, WI - May 7, 2020 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced results for the first quarter ended March 31, 2020.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “While we are eager to share our first quarter results, our recent focus has been to address and monitor the impact of the COVID-19 pandemic within our portfolio and throughout the country. We have been working closely with our tenants during this challenging time to maintain safe work environments and to support continuing healthcare delivery.

“We are pleased to report that our portfolio of medical office facilities has remained resilient during this difficult time and we have collected 94% of April charges as of April 30, 2020. Further, of our 260 healthcare properties, only 2 have closed due to the COVID-19 pandemic as of May 7, 2020 with 93% of our overall leased space remaining operational as of May 4, 2020.

“We look forward to discussing first quarter performance and the impact of COVID-19 on our current operations during today’s conference call,” Mr. Thomas concluded.

First Quarter Financial Results

Total revenue for the first quarter ended March 31, 2020 was $107.4 million, an increase of 2% from the first quarter 2019. As of March 31, 2020, the portfolio was 96% leased.

Total expenses for the first quarter 2020 were $92.3 million, a decrease of 2% from the same period in 2019. Operating expenses and interest expense decreased by $1.2 million and $0.6 million, respectively.

Net income for the first quarter 2020 was $15.0 million, compared to net income of $11.5 million for the first quarter 2019.

Net income attributable to common shareholders for the first quarter 2020 was $14.1 million. Diluted earnings per share for the first quarter 2020 was $0.07 based on approximately 202.8 million weighted average common shares and operating partnership units (“OP Units”) outstanding.

Funds from operations (FFO) for the first quarter 2020 consisted of net income, plus $36.7 million of depreciation and amortization, and $1.2 million of other adjustments, resulting in $0.26 per share and OP unit on a fully diluted basis. Normalized FFO, which adjusts for net changes in fair value, was $52.7 million, or $0.26 per share and OP unit on a fully diluted basis.

Normalized funds available for distribution (FAD) for the first quarter 2020, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, and our share of adjustments from unconsolidated investments was $50.5 million.

Our MOB Same-Store portfolio, which includes 238 properties representing approximately 92% of our net leasable square footage, generated year-over-year MOB Cash NOI growth of 1.6% for the first quarter 2020.

Other Recent Events

First Quarter Investment Activity

In the quarter ended March 31, 2020, the Company completed acquisitions of two operating healthcare properties located in two states for an aggregate investment of approximately $12.2 million. The Company also acquired one land parcel through conversion and satisfaction of a previously outstanding term loan and additional cash consideration of $0.2 million. Additionally, the Company funded $6.6 million of previously committed construction loans resulting in total investment activity of approximately $19.0 million for the three months ended March 31, 2020.

Since our February 26, 2020 press release and through March 31, 2020, the Company completed two property acquisitions:

Westerville MOB - On February 28, 2020, the Company completed the acquisition of a medical office facility located in Westerville, Ohio for a purchase price of approximately $10.7 million. This 44,916 square foot, multi-tenant building, including two surgery centers and a pediatrics office, is 100% leased pending the commencement of a new 10-year lease to the Ohio State University’s (Moody’s: Aa1) Wexner Medical Center. This lease is expected to commence in June, following the completion of tenant improvements, resulting in a stabilized cash yield on investment of 6.1%.

TOPA Fort Worth - On March 16, 2020, the Company completed the acquisition of a medical office facility located in Fort Worth, Texas for an aggregate purchase price of $48.5 million. This investment was funded through the conversion and satisfaction of a previously outstanding term loan of $47.0 million and additional cash consideration of $1.5 million. This four-story 98,497 square foot building is newly constructed and includes an attached parking garage. Physician Reliance, a subsidiary of U.S. Oncology/McKesson (Moody’s: Baa2), leases 82% of the rentable square footage with a remaining term of approximately 13.1 years. The initial unlevered yield on this investment is expected to be 4.1%. Upon leasing the remaining available space, the stabilized yield on this investment is expected to be 5.5%.

Coronavirus (COVID-19 pandemic) Update

The COVID-19 pandemic has had an impact on our tenants, the Company, and its current operations. The Company has leveraged its technological capabilities to allow its employees to effectively work from their homes, abide by their states’ “stay at home” orders, and to continue to perform their responsibilities. The Company expects this arrangement to continue until its employees can safely return to the office in accordance with applicable state and federal laws, orders, regulations, and guidance.

As of May 7, 2020, of our 260 facilities, 2 have completely closed due to the COVID-19 pandemic although the majority of our leased space is open, with 93% of our overall portfolio remaining operational as of May 4, 2020. Additionally, we have collected 94% of April billings as of April 30, 2020 with concessions primarily limited to waiving late fees. For further detail of the impact and the Company’s response to the COVID-19 pandemic, please refer to the Supplemental Update, dated May 7, 2020, provided on our website.

Recent Investment Activity

Since March 31, 2020, the Company funded a $13.0 million mezzanine loan on a new construction of a healthcare company building in Columbus, Ohio. The loan bears interest at a rate of 8.5% and matures in 2024.

The Company also provided the final funding of $4.6 million and substantial completion has taken place on our Denton construction loan. This 30,000 square foot cancer center in Denton, Texas is 100% leased to Physician Reliance, LLC, a subsidiary of U.S. Oncology/McKesson (Moody’s: Baa2), for 10-years. The loan includes a fixed purchase option of $15.5 million which matches the loan amount and is exercisable in May 2021. As of April 30, 2020, a Certificate of Occupancy has been received with rent commencing in May 2020. With construction substantially complete, the interest rate on the loan increases from 5.5% to 6.25%. If the Company exercises our right to purchase this property, our stabilized cap rate on this investment will be 6.0%.

Recent Capital Activity

Since December 31, 2019 and through March 11, 2020, the Company issued 12,352,700 shares pursuant to its ATM program at a weighted average price of $19.57 for net proceeds of $239.3 million.

Dividend Paid

On March 19, 2020, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended March 31, 2020. The dividend was paid on April 16, 2020 to common shareholders and OP Unit holders of record as of the close of business on April 2, 2020.

Conference Call Information

The Company has scheduled a conference call on Thursday, May 7, 2020, at 10:00 a.m. ET to discuss its financial performance and operating results for the first quarter ended March 31, 2020. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust First Quarter Earnings Call or passcode: 13700753. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning May 7, 2020, at 1:00 p.m. ET until June 7, 2020, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13700753. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning May 7, 2020, the Company’s supplemental information package for the first quarter 2020 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of March 31, 2020, owned approximately 97.3% of OP units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the COVID-19 pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed by the Company with the Commission on May 8, 2020 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed by the Company with the Commission on February 27, 2020.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Rental revenues	$77,870	$77,083
Expense recoveries	24,876	26,042
Interest income on real estate loans and other	4,682	2,243
Total revenues	107,428	105,368
Expenses:
Interest expense	15,626	16,269
General and administrative	8,977	8,972
Operating expenses	30,963	32,208
Depreciation and amortization	36,747	36,449
Total expenses	92,313	93,898
Income before equity in (loss) income of unconsolidated entities:	15,115	11,470
Equity in (loss) income of unconsolidated entities	(155)	30
Net income	14,960	11,500
Net income attributable to noncontrolling interests:
Operating Partnership	(404)	(305)
Partially owned properties (1)	(142)	(138)
Net income attributable to controlling interest	14,414	11,057
Preferred distributions	(317)	(284)
Net income attributable to common shareholders	$14,097	$10,773
Net income per share:
Basic	$0.07	$0.06
Diluted	$0.07	$0.06
Weighted average common shares:
Basic	196,211,728	182,672,863
Diluted	202,842,340	188,497,308

Dividends and distributions declared per common share and OP Unit	$0.23	$0.23

(1)	Includes amounts attributable to redeemable noncontrolling interest.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$228,067	$225,540
Building and improvements	3,754,098	3,700,009
Tenant improvements	55,524	53,931
Acquired lease intangibles	397,135	390,450
	4,434,824	4,369,930
Accumulated depreciation	(578,274)	(540,928)
Net real estate property	3,856,550	3,829,002
Right-of-use lease assets, net	138,864	127,933
Real estate loans receivable	135,818	178,240
Investments in unconsolidated entities	64,319	66,137
Net real estate investments	4,195,551	4,201,312
Cash and cash equivalents	2,612	2,355
Tenant receivables, net	9,211	7,972
Other assets	133,434	134,942
Total assets	$4,340,808	$4,346,581
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$404,838	$583,323
Notes payable	968,001	967,789
Mortgage debt	59,354	83,341
Accounts payable	2,709	6,348
Dividends and distributions payable	49,138	46,272
Accrued expenses and other liabilities	72,945	81,238
Lease liabilities	74,121	63,290
Acquired lease intangibles, net	6,402	6,096
Total liabilities	1,637,508	1,837,697

Redeemable noncontrolling interest - Series A Preferred Units and partially owned properties	27,875	27,900

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 202,555,703 and 189,975,396 common shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	2,026	1,900
Additional paid-in capital	3,169,670	2,931,921
Accumulated deficit	(563,742)	(529,194)
Accumulated other comprehensive (loss) income	(5,665)	4,321
Total shareholders’ equity	2,602,289	2,408,948
Noncontrolling interests:
Operating Partnership	72,771	71,697
Partially owned properties	365	339
Total noncontrolling interests	73,136	72,036
Total equity	2,675,425	2,480,984
Total liabilities and equity	$4,340,808	$4,346,581

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Net income	$14,960	$11,500
Earnings per share - diluted	$0.07	$0.06

Net income	$14,960	$11,500
Net income attributable to noncontrolling interests - partially owned properties	(142)	(138)
Preferred distributions	(317)	(284)
Depreciation and amortization expense	36,655	36,359
Depreciation and amortization expense - partially owned properties	(75)	(74)
Proportionate share of unconsolidated joint venture adjustments	1,700	—
FFO applicable to common shares and OP Units	$52,781	$47,363
Net change in fair value of derivative	(91)	13
Normalized FFO applicable to common shares and OP Units	$52,690	$47,376

FFO per common share and OP Unit	$0.26	$0.25
Normalized FFO per common share and OP Unit	$0.26	$0.25

Normalized FFO applicable to common shares and OP Units	$52,690	$47,376
Non-cash share compensation expense	2,996	2,653
Straight-line rent adjustments	(3,731)	(4,762)
Amortization of acquired above/below-market leases/assumed debt	889	818
Amortization of lease inducements	290	343
Amortization of deferred financing costs	599	607
TI/LC and recurring capital expenditures	(3,060)	(4,904)
Proportionate share of unconsolidated joint venture adjustments	(187)	—
Normalized FAD applicable to common shares and OP Units	$50,486	$42,131

Weighted average number of common shares and OP Units outstanding	202,842,340	188,497,308

	Three Months Ended March 31,
	2020	2019
Net income	$14,960	$11,500
General and administrative	8,977	8,972
Depreciation and amortization	36,747	36,449
Interest expense	15,626	16,269
Net change in the fair value of derivative	(91)	13
Proportionate share of unconsolidated joint venture adjustments	2,454	—
NOI	$78,673	$73,203

NOI	$78,673	$73,203
Straight-line rent adjustments	(3,731)	(4,762)
Amortization of acquired above/below-market leases	905	818
Amortization of lease inducements	290	343
Proportionate share of unconsolidated joint venture adjustments	(165)	—
Cash NOI	$75,972	$69,602

Cash NOI	$75,972	$69,602
Assets not held for all periods	(4,182)	(1,653)
LTACH & Hospital Cash NOI	(3,822)	(3,467)
Lease termination fees	(180)	(40)
Interest income and other	(3,926)	(1,595)
MOB Same-Store Cash NOI	$63,862	$62,847

	Three Months Ended March 31,
	2020	2019
Net income	$14,960	$11,500
Depreciation and amortization	36,747	36,449
Interest expense	15,626	16,269
Proportionate share of unconsolidated joint venture adjustments	2,426	—
EBITDAre	$69,759	$64,218
Non-cash share compensation expense	2,996	2,653
Non-cash changes in fair value	(91)	13
Proforma adjustments for investment activity	(35)	—
Adjusted EBITDAre	$72,629	$66,884

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above- or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures related to tenant improvements and leasing commissions, and cash payments from seller master leases and rent abatement payments, including our share of all required adjustments from unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.